UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event Reported): November 17, 2011

JINHAO MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Nevada	000-52482	20-2308107
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)

Dawang Industrial Park
Hi-Tech Exploit Area
Zhaoqing City, Guangdong 526238
People’s Republic of China
(Address of principal executive offices)

(86) 7583625628
(Registrant's telephone number, including area code)

_______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01	Change in Registrant’s Certifying Accountant

Resignation of Previous Independent Registered Public Accounting Firm

On November 17, 2011, PricewaterhouseCoopers Hong Kong (“PwC”) resigned as our independent registered public accounting firm.

Our Board of Directors had engaged PwC on December 1, 2010 to audit our financial statements for the fiscal year ended December 31, 2010. On March 28, 2011, by letter to our Chief Executive Officer, PwC advised us that it was unable to complete its audit work because it had encountered five issues that remained unresolved and that, in PwC’s view, prevented PwC from obtaining a full understanding of transactions carried out by us. The issues identified by PwC in its letter of March 28, 2011 were:

(1)	discrepancies in our VAT invoices and our VAT filings with tax authorities;

(2)	discrepancies in certain supporting documents for payments and receipts and in certain of our banking records;

(3)	inability to verify sales of finished goods through third party acknowledgement and inconsistencies in records of finished goods and raw materials inventories;

(4)	inconsistencies in pricing arrangements among us, export-import companies and overseas dealers; and

(5)	inability to verify the existence and valuation of certain items of property, plant, equipment and work-in-progress.

In response, the Audit Committee of our Board of Directors (the “Audit Committee”) met with representatives of PwC and thereafter undertook an independent investigation of the issues identified by PwC (the “Investigation”) and retained independent legal counsel and forensic accountants to assist in the Investigation. Although certain of the issues identified by PwC have been resolved, the Investigation remains ongoing.

In its November 17, 2011, PwC advised us that its decision to resign as our independent registered public accounting firm was based on our failure (i) to complete an investigation into the issues raised by PwC, (ii) to determine whether the issues raised by PwC or other issues uncovered during the course of the Investigation impact our financial statements or (iii) to develop and implement appropriate remedial actions. We believe that the ongoing Investigation is being conducted diligently and that our Audit Committee has initiated appropriate steps to respond to PwC’s concerns, but PwC does not agreed.

Other than as set forth above, from PwC’s engagement on December 1, 2010, through its resignation on November 17, 2011, there were (1) no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

We have furnished PwC with a copy of this current report on Form 8-K and have requested that PwC furnish us with a letter addressed to the SEC stating whether or not it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K. We will amend this current report to include a copy of PwC’s letter as an exhibit promptly after PwC furnishes the letter to us.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JINHAO MOTOR COMPANY

Date: November 23, 2011
By:/s/ Chak Shing Tsoi
Chak Shing Tsoi
Chief Executive Officer